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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER-SHARE EARNINGS
                                 (In Thousands)


                                                       1996      1995     1994
                                                     -------   -------  --------
Weighted average shares of common stock outstanding:

Balance outstanding - beginning of year               7,682     7,656     7,605

Weighted average shares
issued during the year                                  633        51        39

Weighted average shares of
treasury stock acquired                                 (77)      (23)       (3)

Incremental shares of common stock
outstanding giving effect to stock
options                                                 405       384       351
                                                        ---       ---       ---

Weighted balance - end of year                        8,643     8,068     7,992
                                                      =====     =====     ======
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